Exhibit 99.4
BELO
PENSION TRANSITION SUPPLEMENT PLAN
Effective April 1, 2007

BELO
PENSION TRANSITION SUPPLEMENT PLAN
     Belo Corp., a Delaware corporation, has adopted the Belo Pension Transition Supplement Plan (the “Plan”) to provide benefits for certain employees of Belo and its subsidiaries who were affected by the benefit freeze of The G. B. Dealey Retirement Pension Plan, which became effective March 31, 2007. The Plan is a defined contribution plan intended to qualify as profit sharing plan under section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Although the Plan is a defined contribution plan, the Plan is intended to be tested on the basis of equivalent employer-provided benefits under the cross-testing provisions of Section 1.401(a)(4)-8 of the Treasury Regulations for purposes of satisfying the nondiscrimination requirements of Code section 401(a)(4).
     Words and phrases with initial capital letters used throughout the Plan are defined in Article 1.

(i)

ARTICLE 1
DEFINITIONS
     1.1 A. H. Belo Corporation means A. H. Belo Corporation, a Delaware corporation.
     1.2 Account means the records, including subaccounts, maintained by the Committee in the manner provided in Article 5 to determine the interest of each Participant in the assets of the Plan.
     1.3 Beneficiary means the one or more persons or entities entitled to receive distribution of a Participant’s interest in the Plan in the event of his death as provided in Article 8.
     1.4 Board of Directors or Board means the Board of Directors of the Company.
     1.5 Code means the Internal Revenue Code of 1986, as amended from time to time.
     1.6 Committee or Administrative Committee means the Committee appointed under Article 9.
     1.7 Company means Belo Corp., a Delaware corporation.
     1.8 Compensation means the base pay, overtime pay, shift differential pay, premium pay, bonuses and commissions paid to an Employee by the Participating Employers for services performed for the Participating Employers, excluding (i) any awards (other than annual incentive compensation awards), whether paid in cash, common stock of the Company or any other medium, under the Belo 2004 Executive Compensation Plan or any other long term incentive compensation plan; (ii) any payment made after the later of (A) 2 1/2 months after the Employee’s termination of employment or (B) the end of the Plan Year that includes the Employee’s date of termination of employment; (iii) any payment made in connection with or after the Employee’s termination of employment that would not have been made if the Employee had continued in employment, such as severance pay or any other amount that would not qualify as compensation under Section 1.415(c)-2(e)(3) of the Treasury Regulations; and (iv) any other form of remuneration. In addition, Compensation includes any contributions made by the Participating Employers on behalf of an Employee pursuant to a deferral election under any employee benefit plan containing a cash or deferred arrangement under Code section 401(k) and any amounts that would have been received as cash but for an election to receive benefits under a cafeteria plan meeting the requirements of Code section 125. The annual Compensation of an Employee taken into account for any purpose will not exceed $225,000 for any Plan Year beginning after December 31, 2006, as adjusted for cost-of-living increases in accordance with Code section 401(a)(17). The annual Compensation of an Employee who is covered by a collective bargaining agreement will also be subject to any applicable limit on the amount of such Compensation that may be taken into account for purposes of the Plan.
     1.9 Controlled Group means the Company and all other corporations, trades and businesses, the employees of which, together with employees of the Company, are required by the first sentence of subsection (b), by subsection (c), by subsection (m) or by subsection (o) of Code section 414 to be treated as if they were employed by a single employer.
     1.10 Controlled Group Member means each corporation or unincorporated trade or business that is or was a member of the Controlled Group, but only during such period as it is or was such a member.
     1.11 Distribution means the distribution by the Company to its shareholders of all of the outstanding shares of Series A common stock and Series B common stock of A. H. Belo Corporation.
     1.12 Distribution Date means the date on which the Company effects the Distribution.
     1.13 Effective Date means April 1, 2007.
     1.14 Employee means any individual who is: (i) employed by any Controlled Group Member if their relationship is, for federal income tax purposes, that of employer and employee, or (ii) “a leased employee” of a Controlled Group Member within the meaning of Code section 414(n)(2) but only for purposes of the requirements of Code section 414(n)(3).
          For purposes of this Section 1.14, a “leased employee” means any person who, pursuant to an agreement between a Controlled Group Member and any other person (“leasing organization”) has performed services for the Controlled Group Member on a substantially full-time basis for a period of at least one year and such services are performed under the primary direction or control of the Controlled Group Member. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for a Controlled Group Member will be treated as provided by the Controlled Group Member. A leased employee will not be considered an Employee of a Controlled Group Member, however, if (a) leased employees do not constitute more than 20 percent of the Controlled Group Member’s nonhighly compensated work force (within the meaning of Code section 414(n)(5)(C)(ii)), and (b) such leased employee is covered by a money purchase plan maintained by the leasing organization that provides (i) a nonintegrated employer contribution rate of at least 10 percent of Compensation, (ii) immediate participation and (iii) full and immediate vesting.
     1.15 ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.
     1.16 Investment Committee means the Belo Benefits Investment Committee.
     1.17 Participant means an Employee who has met the applicable eligibility requirements of Section 2.1 and who has not yet received a distribution of the entire amount of his vested interest in the Plan.
     1.18 Participating Employer means the Company and each other Controlled Group Member that employs a Participant.

     1.19 Pension Plan means The G. B. Dealey Retirement Pension Plan, a defined benefit pension plan sponsored by the Company, the benefits of which were frozen effective March 31, 2007.
     1.20 Plan means the Belo Pension Transition Supplement Plan set forth herein, as amended from time to time.
     1.21 Plan Year means the period with respect to which the records of the Plan are maintained, which will be the 12-month period beginning on January 1 and ending on December 31. The first Plan Year will be a short plan year beginning on April 1, 2007, and ending on December 31, 2007.
     1.22 Qualified Plan means an employee benefit plan that is intended to qualify under Code section 401(a).
     1.23 Trust Agreement means the agreement or agreements executed by the Company and the Trustee which establishes a trust fund to provide for the investment, reinvestment, administration and distribution of contributions made under the Plan and the earnings thereon, as amended from time to time.
     1.24 Trust Fund means the assets of the Plan held by the Trustee pursuant to the Trust Agreement.
     1.25 Trustee means the one or more individuals or organizations who have entered into the Trust Agreement as Trustee, and any duly appointed successor.
     1.26 Valuation Date means the date with respect to which the Trustee determines the fair market value of the assets comprising the Trust Fund or any portion thereof. The assets of the Trust Fund will be valued as of the close of business on each day on which the New York Stock Exchange is open for trading.

ARTICLE 2
PARTICIPATION
     2.1 Eligibility to Participate.
          (a) Employees on the Effective Date. Except as provided in Section 2.1(b) and Section 2.1(c), the only Employees who will participate in the Plan are the following:
     (i) each Employee who (A) was accruing a retirement benefit under the Pension Plan on March 31, 2007, other than an Employee who on that date was receiving disability benefits under a long-term disability plan sponsored by the Company or any Controlled Group Member and (B) is employed by a Controlled Group Member on the Effective Date; and
     (ii) each Employee who was in Qualified Military Service (as defined in Section 2.3) on March 31, 2007, who was accruing a retirement benefit under the Pension Plan immediately prior to his Qualified Military Service and who returns from such Qualified Military Service to employment with a Controlled Group Member within the period in which his reemployment rights are guaranteed by law.
          (b) Certain A. H. Belo Employees. Notwithstanding the provisions of Section 2.1(a), an Employee who, after the Distribution Date and on or before December 31, 2008, transfers employment from A. H. Belo Corporation or a subsidiary of A. H. Belo Corporation to employment with a Controlled Group Member and who, immediately prior to such transfer of employment, was a participant in the A. H. Belo Pension Transition Supplement Plan will be eligible to participate in the Plan.
          (c) Certain KMOV-TV Employees. Notwithstanding the provisions of Section 2.1(a), there will be excluded from participation in the Plan for a Plan Year any Employee otherwise eligible to participate who on the last day of the Plan Year is (A) employed by KMOV-TV, Inc., (B) represented by the International Brotherhood of Electrical Workers (the “IBEW”) or any local union of the IBEW and (C) classified by KMOV-TV, Inc. as a part-time employee. An Employee excluded from participation under this paragraph for a Plan Year will not be eligible for the Participating Employer contribution described in Section 3.2 for such Plan Year or for any future Plan Year without regard to the Employee’s classification as a part-time or full-time employee in such future Plan Year.
     2.2 Reemployment Provisions. Except as provided in the next sentence, a Participant who terminates employment will not be eligible to participate in the Plan upon his reemployment by a Controlled Group Member and will not be eligible for the Participating Employer contribution described in Section 3.2 for the Plan Year in which he is reemployed or for any future Plan Year. However, a Participant who transfers employment to A. H. Belo Corporation or a subsidiary of A. H. Belo Corporation and transfers back to employment with a Controlled Group Member pursuant to Section 2.1(b) will again become a Participant in the Plan.

     2.3 Veterans’ Reemployment Rights. The provisions of this Section will apply to an Employee who is reemployed by a Controlled Group Member on or after the Effective Date.
          (a) Service Credit. An Employee who returns to employment with a Controlled Group Member following a period of Qualified Military Service (as hereinafter defined) will not be treated as having incurred any break in service because of his period of Qualified Military Service. In addition, each period of Qualified Military Service will, upon reemployment with a Controlled Group Member, be deemed to be employment with such Controlled Group Member for purposes of the Plan.
          (b) Compensation. An Employee described in Section 2.3(a) will be treated for Plan purposes as having received compensation from the Controlled Group Member during each period of Qualified Military Service equal to (i) the compensation the Employee would have received during such period of Qualified Military Service if he were not in Qualified Military Service, based on the rate of pay the Employee would have received from the Controlled Group Member but for his absence during the period of Qualified Military Service or (ii) if the compensation the Employee would have received during his period of Qualified Military Service is not reasonably certain, the Employee’s average compensation from the employer during the 12-month period immediately preceding the Qualified Military Service, or if shorter, during the period of employment immediately preceding the Qualified Military Service.
          (c) Qualified Military Service. For purposes of the Plan, the term “Qualified Military Service” means service in the uniformed services (within the meaning of the Uniformed Services Employment and Reemployment Rights Act (“USERRA”), provided the Employee is entitled under USERRA to reemployment rights with a Controlled Group Member and the Employee returns to employment with the Controlled Group Member within the period in which such reemployment rights are guaranteed.
          (d) Make-Up Contributions. Pursuant to procedures adopted from time to time by the Committee, an Employee described in Section 2.3(a) will receive an allocation of additional Participating Employer contributions for the period of his Qualified Military Service.

ARTICLE 3
CONTRIBUTIONS
     3.1 Participant Contributions. Participant contributions to the Plan are not permitted.
     3.2 Participating Employer Contributions. The purpose of the Plan is to replace for each Participant a portion of the Pension Plan benefit the Participant would have earned after March 31, 2007, if benefits under the Pension Plan had not been frozen and the Participant had remained an Employee after that date until age 65. Each Participating Employer will therefore pay to the Trustee as a profit sharing contribution for each Participant who is employed by the Participating Employer on the last day of each Plan Year and who is not excluded from participation in the Plan for such Plan Year an amount expressed as a percentage of the Participant’s Compensation and determined by the Participating Employer in its discretion, provided that the amount of each such contribution when tested as an employer-provided benefit under Section 1.401(a)(4)-3 or Section 1.401(a)(4)-8 of the Treasury Regulations is not discriminatory.
     3.3 Time of Payment. Participating Employer contributions will be paid to the Trustee on any date or dates selected by the Participating Employer, but in no event later than the time prescribed by law (including extensions) for filing the Participating Employer’s federal income tax return for its tax year ending with or within the Plan Year.
     3.4 Rollover and Transfer Contributions. Unless otherwise directed to do so by the Committee, the Trustee is not authorized to accept (i) any part of the cash or other assets distributed to a Participant from a Qualified Plan, a qualified annuity plan described in Code section 403(a), an annuity contract described in Code section 403(b), an eligible plan under Code section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, or from an individual retirement account or annuity described in Code sections 408(a) or (b) that is eligible to be rolled over and would otherwise be includible in gross income and (ii) a direct transfer of assets to the Plan on behalf of a Participant from the trustee or other funding agent of a Qualified Plan.

ARTICLE 4
INVESTMENT OF CONTRIBUTIONS
     4.1 Investment Funds. The Investment Committee will from time to time select the investment funds available to Participants for the investment of Plan assets and will direct the Trustee to establish such investment funds under the Trust. Notwithstanding any provision in the Plan to the contrary, no Plan fiduciary, including without limitation the Investment Committee and the Administrative Committee, will have any authority to establish an investment fund that invests in employer securities (within the meaning of ERISA section 407(d)) other than employer securities held or acquired by an investment company registered under the Investment Company Act of 1940 or a similar pooled investment vehicle with respect to which the Plan fiduciaries do not exercise any investment authority.
     4.2 Participant Investment Directions. The Plan is designed to satisfy the requirements of ERISA section 404(c) and the regulations under that section. All amounts allocated to each Participant’s Account will be invested by the Trustee at the direction of the Participant or, where applicable, the Participant’s Beneficiary, in one or more of the investment funds described in Section 4.1. The Committee from time to time will establish rules and procedures regarding Participant and Beneficiary investment directions, including without limitation rules and procedures with respect to the manner in which such directions may be furnished, the frequency with which such directions may be changed during the Plan Year, the minimum portion of a Participant’s or Beneficiary’s Account that may be invested in any one investment fund, the frequency with which transactions in any investment fund may be executed (daily, weekly or at some other interval), and the manner in which Participants and Beneficiaries may provide for periodic automatic rebalancing of their Accounts among available investment funds.
     4.3 Default Investment Fund. Until the Investment Committee designates a different default investment fund, the Account of a Participant who fails to provide explicit investment directions will be invested in the Fidelity Freedom Fund® that has a target retirement date closest to the year of the Participant’s retirement, based on the Participant’s current age and the assumption that the Participant would retire at age 65; provided, however, that the Fidelity Freedom Fund® for any Participant’s whose age is not known by the Committee will be the Fidelity Freedom Income Fund®. The Administrative Committee will advise Participants that their failure to provide explicit investment directions will operate as an implicit direction to the Trustee to invest their Accounts in such default investment option.
     4.4 Suspension of Investment Directions. The Committee may temporarily suspend Participant investment directions in connection with any event or transaction in which the Committee determines such suspension is necessary or appropriate, including without limitation a merger of the Plan with another plan, a transfer of assets from the Plan to another plan or from another plan to the Plan, a change in administrative services provided to the Plan or a change in the investment options to be offered to Participants. Such temporary suspension will apply to those Participants designated by the Committee for such periods of time as the Committee determines in its discretion. The Committee will give Participants affected by any suspension in investment directions such advance notice of the suspension as the Committee determines to be reasonable under the circumstances.

ARTICLE 5
ALLOCATIONS TO PARTICIPANTS’ ACCOUNTS
     5.1 Establishment of Accounts. The Committee will establish an Account for each Participant. The Committee may also establish one or more subaccounts of a Participant’s Account, if the Committee determines that subaccounts are necessary or desirable in administering the Plan.
     5.2 Allocation of Contributions. Each contribution made by a Participating Employer with respect to a Participant will be allocated to the Account of that Participant.
     5.3 Limitation on Allocations. Article 10 sets forth certain rules under Code section 415 that limit the amount of contributions and forfeitures that may be allocated to a Participant’s Account for a Plan Year.
     5.4 Allocation of Trust Fund Income and Loss.
          (a) Accounting Records. The Committee, through its accounting records, will clearly segregate each Account and subaccount and will maintain a separate and distinct record of all income and losses of the Trust Fund attributable to each Account or subaccount. Income or loss of the Trust Fund will include any unrealized increase or decrease in the fair market value of the assets of the Trust Fund.
          (b) Method of Allocation. The share of net income or net loss of the Trust Fund to be credited to, or deducted from, each Account will be the allocable portion of the net income or net loss of the investment fund in which such Account, or any subaccount of such Account, is invested as of each Valuation Date, as determined by the Committee in a uniform and nondiscriminatory manner.
     5.5 Valuation of Trust Fund. The fair market value of the total net assets comprising the Trust Fund will be determined by the Trustee as of each Valuation Date.
     5.6 No Guarantee. The Participating Employers, the Committee and the Trustee do not guarantee the Participants or their Beneficiaries against loss or depreciation or fluctuation of the value of the assets of the Trust Fund.
     5.7 Benefit Statements. The Committee will furnish each Participant and each Beneficiary of a deceased Participant with a quarterly benefit statement. No statement will be provided to a Participant or Beneficiary after the Participant’s entire vested and nonforfeitable interest in his Account has been distributed.

ARTICLE 6
VESTING
     6.1 Full Vesting. Except as provided in Section 6.2, each Participant will have a 100% vested and nonforfeitable interest in his Account at all times.
     6.2 Unclaimed Distribution. If the Committee cannot locate a person entitled to receive a benefit under the Plan within a reasonable period (as determined by the Committee in its discretion), the amount of the benefit will be treated as a forfeiture during the Plan Year in which the period ends. If, before final distributions are made from the Trust Fund following termination of the Plan, a person who was entitled to a benefit which has been forfeited under this Section makes a claim to the Committee or the Trustee for his benefit, he will be entitled to receive, as soon as administratively feasible, a benefit in an amount equal to the value of the forfeited benefit on the date of forfeiture. This benefit will be reinstated from forfeitures arising during such Plan Year or, if forfeitures are insufficient, from Participating Employer contributions made to the Plan for this purpose.
     6.3 Application of Forfeited Amounts. The amount of a Participant’s Account which is forfeited pursuant to this Article will be applied to one of the following Plan purposes as determined by the Committee in its discretion: to pay the expenses of administering the Plan, to reinstate any forfeitures that must be reinstated in accordance with this Article and to reduce Participating Employer contributions pursuant to Article 3.

ARTICLE 7
DISTRIBUTIONS TO PARTICIPANTS
     7.1 Basic Rules Governing Distributions.
          (a) Timing of Distributions. Except as provided in the next sentence of this Section 7.1(a), distribution of a Participant’s vested Account balance will be made as soon as practicable after the Valuation Date coinciding with or immediately following the Participant’s termination of employment, or if earlier, the date on which the Participant becomes eligible to receive benefits under the Social Security Act on account of total and permanent disability. Notwithstanding the foregoing, neither the Distribution nor a Participant’s transfer of employment to A. H. Belo Corporation or an A. H. Belo Corporation subsidiary on or after the Distribution Date and on or before December 31, 2008, will result in the termination of, or other severance from, employment of a Participant for purposes of entitlement to a distribution of the Participant’s Account balance.
          (b) Form of Distributions. Distributions made before age 70 1/2 will be in the form of a single lump sum payment. Distributions that are delayed until a Participant reaches age 70 1/2 will be in the form of a single lump sum payment or as otherwise provided under the minimum required distribution provisions of Article 11. At the election of a Participant who makes a rollover distribution of all or any part of his Account to a Fidelity Investments® individual retirement account, distribution may also be made in fund shares of marketable securities (as defined in Code section 731(c)(2)). For this purpose, the term “fund share” means a share, unit or other evidence of ownership in an investment fund established under the Trust Agreement.
          (c) Participant Consent to Certain Payments. If the amount of a Participant’s vested Account balance exceeds $1,000, the Committee will not distribute the Participant’s vested Account balance to him prior to the date distributions are required to begin under Article 11 following his attainment of age 70 1/2, unless he elects to receive a distribution at any earlier date following termination of employment. A distribution may be made less than 30 days after the Participant has been furnished an explanation of his distribution options provided that (i) the Committee clearly informs the Participant that he has the right to consider whether to accept a distribution and whether to consent to a particular form of distribution for at least 30 days after he has been provided the relevant information, (ii) the Participant affirmatively elects to waive the 30-day notice period and receive a distribution, and (iii) with respect to a distribution to which Code section 417 applies, the Participant is permitted to revoke the election and make a new election at any time prior to the later of the date of distribution or the expiration of the seven-day period after the explanation of distribution options is provided to the Participant.
          (d) Transfer to A. H. Belo Pension Transition Supplement Plan. As soon as practicable following the later of the Distribution Date or the date on which the Company makes its contribution to the Plan for the Plan Year ended December 31, 2007, the Accounts of Participants who are identified to the Trustee as employees of A. H. Belo Corporation or of a corporation or other trade or business that, immediately after the Distribution Date, will together with A. H. Belo Corporation be considered a single employer under Code section 414(b) or (c), and the assets of the Plan attributable to such Accounts, will be transferred to the trustee of the A. H. Belo Pension Transition Supplement Plan in a manner that complies with the requirements of Code section 414(l).
     7.2 Reemployment of Participant. If a Participant who terminated employment again becomes an Employee before receiving a distribution of his Account balance, no distribution from the Trust Fund will be made while he is an Employee, and amounts distributable to him on account of his prior termination will be held in the Trust Fund until he is again entitled to a distribution under the Plan.
     7.3 Valuation of Accounts. A Participant’s distributable Account balance will be valued as of the Valuation Date immediately preceding the date the Account is to be distributed, except that there will be added to the value of his Account the fair market value of any amounts allocated to his Account under Article 5 after that Valuation Date.
     7.4 Direct Rollovers.
          (a) Rollover Election. A Distributee (as hereinafter defined) may elect, at any time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution (as hereinafter defined) paid directly to an Eligible Retirement Plan (as hereinafter defined) specified by the Distributee, except to the extent that the total Eligible Rollover Distributions with respect to the Distributee in any Plan Year are reasonably expected to total less than $200.
          (b) Eligible Rollover Distribution. An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life or life expectancy of the Distributee or the joint lives or life expectancies of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more, (ii) any distribution to the extent such distribution is required by Code section 401(a)(9) and (iii)  the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).
          (c) Eligible Retirement Plan. An Eligible Retirement Plan is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a) that is a defined contribution plan within the meaning of Code section 414(i), that accepts the Distributee’s Eligible Rollover Distribution. An Eligible Retirement Plan also includes an annuity contract described in Code section 403(b) and an eligible plan under Code section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from the Plan. The definition of Eligible Retirement Plan also applies in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code section 414(p).

          (d) Distributee. A Distributee includes a Participant, the Participant’s Spouse, or a Participant’s former spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code. A Distributee also includes a Participant’s non-spouse Beneficiary who is a designated beneficiary within the meaning of Code section 401(a)(9)(E), but only with respect to an Eligible Rollover Distribution paid to an Eligible Retirement Plan that is either an individual retirement account described in Code section 408(a) or an individual retirement annuity described in Code section 408(b), and such individual retirement account or individual retirement annuity is treated as an inherited individual retirement account or individual retirement annuity pursuant to Code section 402(c)(11).
     7.5 Restrictions on Distributions. Article 11 sets forth certain rules under various provisions of the Code relating to restrictions on distributions to Participants.

ARTICLE 8
DISTRIBUTIONS TO BENEFICIARIES
     8.1 Designation of Beneficiary. Each Participant will have the right to designate a Beneficiary or Beneficiaries to receive his vested Account balance upon his death. The designation will be made in accordance with procedures prescribed by the Committee from time to time and will be effective upon receipt by the Committee. A Participant will have the right to change or revoke any designation by filing a new designation or notice of revocation with the Committee, but the revised designation or revocation will be effective only upon receipt by the Committee.
     8.2 Consent of Spouse Required. A Participant who is married may not designate a Beneficiary other than, or in addition to, his spouse unless his spouse consents to the designation by means of a written instrument that is signed by the spouse, contains an acknowledgment by the spouse of the effect of the consent, and is witnessed by a member of the Committee (other than the Participant) or by a notary public. The designation will be effective only with respect to the consenting spouse, whose consent will be irrevocable. A Beneficiary designation to which a spouse has consented may not be changed by the Participant without spousal consent (other than to designate the spouse as Beneficiary), unless the spouse’s consent expressly permits Beneficiary designations by the Participant without any further consent of the spouse.
     8.3 Failure to Designate Beneficiary. In the event a Participant has not designated a Beneficiary, or in the event no Beneficiary survives a Participant, the distribution of the Participant’s vested Account balance upon his death will be made (i) to the Participant’s spouse, if living, (ii) if his spouse is not then living, to his then living issue by right of representation, (iii) if neither his spouse nor his issue are then living, to his then living parents, and (iv) if none of the above are then living, to his estate.
     8.4 Distributions to Beneficiaries. Distribution of a Participant’s vested Account balance to the Participant’s Beneficiary will be made as soon as practicable after the earlier of the Beneficiary’s request for a distribution or the required distribution date set forth in Article 11. The Participant’s vested Account balances will be distributed to the Beneficiary in a single lump sum payment or as otherwise provided under the minimum required distribution provisions of Article 11. The Participant’s Account balance will be valued as of the Valuation Date coinciding with or immediately preceding the date the Account is to be distributed to his Beneficiary, except that there will be added to the value of the Participant’s Account the fair market value of any amounts allocated to his Account under Article 5 after that Valuation Date.
     8.5 Restrictions on Distributions. Article 11 sets forth certain rules under various provisions of the Code relating to restrictions on distributions to Beneficiaries.

ARTICLE 9
ADMINISTRATION OF THE PLAN AND TRUST AGREEMENT
     9.1 Appointment of Committee Members. The Board of Directors or the Compensation Committee of the Board of Directors will appoint the Chairman of an Administrative Committee, which will consist of three or more members. The Chairman will appoint the remaining members of the Administrative Committee, who will hold office at the pleasure of the Chairman. Members of the Committee are not required to be Employees or Participants. Any member may resign by giving notice, in writing, filed with the Board or the Chairman.
     9.2 Officers and Employees of the Committee. The Committee will choose a Secretary, who may be a member of the Committee. The Secretary will keep a record of the Committee’s proceedings and all dates, records and documents pertaining to the Committee’s administration of the Plan. The Committee may employ and suitably compensate such persons or organizations to render advice with respect to the duties of the Committee under the Plan as the Committee determines to be necessary or desirable.
     9.3 Action of the Committee. Action of the Committee may be taken with or without a meeting of Committee members, provided that action will be taken only upon the vote or other affirmative expression of a majority of the Committee’s members qualified to vote with respect to such action. The Chairman of the Committee may execute any certificate or other written direction on behalf of the Committee. In the event the Committee members qualified to vote on any question are unable to determine such question by a majority vote or other affirmative expression of a majority of the Committee members qualified to vote on such question, such question will be determined by the Board. A member of the Committee who is a Participant may not vote on any question relating specifically to himself unless he is the sole member of the Committee.
     9.4 Expenses and Compensation. The expenses of administering the Plan, including without limitation the expenses of the Committee properly incurred in the performance of its duties under the Plan, will be paid from the Trust Fund, and all such expenses paid by the Participating Employers on behalf of the Plan will be reimbursed from the Trust Fund unless the Participating Employers in their discretion elect not to submit such expenses for reimbursement. Notwithstanding the foregoing, the members of the Committee will not be compensated by the Plan for their services as Committee members.
     9.5 General Powers and Duties of the Committee. The Committee will have the full power and responsibility to administer the Plan and the Trust Agreement and to construe and apply their provisions. For purposes of ERISA, the Committee will be the named fiduciary with respect to the operation and administration of the Plan and the Trust Agreement. In addition, the Committee will have the powers and duties granted by the terms of the Trust Agreement. The Committee, and all other persons with discretionary control respecting the operation, administration, control, and/or management of the Plan, the Trust Agreement, and/or the Trust Fund, will perform their duties under the Plan and the Trust Agreement solely in the interests of Participants and their Beneficiaries.

     9.6 Specific Powers and Duties of the Committee. The Committee will administer the Plan and the Trust Agreement and will have the authority and discretion to (i) resolve all questions relating to the eligibility of Employees to become Participants; (ii) determine the amount of benefits payable to Participants or their Beneficiaries, and determine the time and manner in which such benefits are to be paid; (iii) authorize and direct all disbursements by the Trustee from the Trust Fund; (iv) engage any administrative, legal, accounting, clerical, or other services it deems appropriate in administering the Plan or the Trust Agreement; (v) construe and interpret the Plan and the Trust Agreement, supply omissions from, correct deficiencies in, and resolve ambiguities in the language of the Plan and the Trust Agreement, and adopt rules for the administration of the Plan and the Trust Agreement which are not inconsistent with the terms of such documents; (vi) compile and maintain all records it determines to be necessary, appropriate or convenient in connection with the administration of benefit payments; (vii) determine the disposition of assets in the Trust Fund in the event the Plan is terminated; (viii) review the performance of the Trustee with respect to the Trustee’s administrative duties, responsibilities and obligations under the Plan and the Trust Agreement, report to the Board regarding such administrative performance of the Trustee, and recommend to the Board, if necessary, the removal of the Trustee and the appointment of a successor Trustee; and (ix) resolve all questions of fact relating to any matter for which it has administrative responsibility.
     9.7 Allocation of Fiduciary Responsibility. The Committee from time to time may allocate to one or more of its members and may delegate to any other persons or organizations any of its rights, powers, duties and responsibilities with respect to the operation and administration of the Plan and the Trust Agreement that are permitted to be delegated under ERISA. Any such allocation or delegation will be made in writing, will be reviewed periodically by the Committee, and will be terminable upon such notice as the Committee in its discretion deems reasonable and proper under the circumstances. Whenever a person or organization has the power and authority under the Plan or the Trust Agreement to delegate discretionary authority respecting the administration of the Plan or the Trust Fund to another person or organization, the delegating party’s responsibility with respect to such delegation is limited to the selection of the person to whom authority is delegated and the periodic review of such person’s performance and compliance with applicable law and regulations. Any breach of fiduciary responsibility by the person to whom authority has been delegated which is not proximately caused by the delegating party’s failure to properly select or supervise, and in which breach the delegating party does not otherwise participate, will not be considered a breach by the delegating party.
     9.8 Information to be Submitted to the Committee. To enable the Committee to perform its functions, the Participating Employers will supply full and timely information to the Committee on all matters relating to Employees and Participants as the Committee may require and will maintain such other records required by the Committee to determine the benefits due to Participants or their Beneficiaries under the Plan.
     9.9 Notices, Statements and Reports. The Company will be the “administrator” of the Plan as defined in ERISA section 3(16)(A) for purposes of the reporting and disclosure requirements imposed by ERISA and the Code. The Committee will assist the Company, as requested, in complying with such reporting and disclosure requirements.

     9.10 Claims Procedure.
          (a) Filing Claim for Benefits. If a Participant or Beneficiary does not receive the benefits which he believes he is entitled to receive under the Plan, he may file a claim for benefits with the Committee. All claims must be made in writing and signed by the claimant. If the claimant does not furnish sufficient information to determine the validity of the claim, the Committee will indicate to the claimant any additional information which is required.
          (b) Notification by the Committee. Each claim will be approved or disapproved by the Committee within 90 days following the receipt of the information necessary to process the claim, or within 180 days if the Committee determines that special circumstances require an extension of the 90-day period and the claimant is notified of the extension within the original 90-day period. In the event the Committee denies a claim for benefits in whole or in part, the Committee will notify the claimant in writing of the adverse determination. Such notice by the Committee will also set forth, in a manner calculated to be understood by the claimant, the specific reason or reasons for the adverse determination, reference to the specific Plan provisions on which the determination is based, a description of any additional material or information necessary to perfect the claim with an explanation of why such material or information is necessary, and an explanation of the Plan’s claim review procedure and applicable time limits as set forth in Section 9.10(c).
          (c) Review Procedure. A claimant may appeal an adverse benefit determination by requesting a review of the decision by the Committee or a person designated by the Committee, which person will be a named fiduciary under ERISA section 402(a)(2) for purposes of this Section. An appeal must be submitted in writing within 60 days after receiving notification of the adverse determination and must (i) request a review of the claim for benefits under the Plan, (ii) set forth all of the grounds upon which the claimant’s request for review is based and any facts in support thereof, and (iii) set forth any issues or comments which the claimant deems pertinent to the appeal. The claimant will be given the opportunity to submit written comments, documents, records and other information relating to the claim for benefits, and will be provided, upon written request and free of charge, reasonable access to and copies of, all documents, records and other information relevant to the claim for benefits, provided the Committee or the named fiduciary designated by the Committee finds the requested documents or materials are relevant to the appeal. The Committee or the named fiduciary designated by the Committee will make a full and fair review of each appeal and any materials submitted by the claimant relating to the claim, without regard to whether the information was submitted or considered in the initial determination. On the basis of its review, the Committee or the named fiduciary designated by the Committee will make an independent determination of the claimant’s eligibility for benefits and will act upon each appeal within 60 days after receipt thereof unless special circumstances require an extension of the time for processing, in which case a decision will be rendered as soon as possible but not later than 120 days after the appeal is received. In the event of such special circumstances, the Committee or the named fiduciary designated by the Committee will notify the claimant within the initial 60-day period of the special circumstances that preclude a decision in the 60-day period. The decision of the Committee or named fiduciary on any claim for benefits will be final and conclusive upon all parties thereto. In the event the Committee or named fiduciary denies an appeal in whole or in part, it will give written notice of the determination to the claimant. Such notice will set forth, in a manner calculated to be understood by the claimant, the specific reason or reasons for the adverse determination, reference to the specific Plan provisions on which the determination is based, a statement that the claimant is entitled to receive, upon request and free of charge, access to and copies of all documents, records and other information relevant to the claim, and a statement of the claimant’s rights to bring an action under ERISA section 502(a), if applicable.
     9.11 Service of Process. The Committee may from time to time designate an agent of the Plan for the service of legal process. The Committee will cause such agent to be identified in materials it distributes or causes to be distributed when such identification is required under applicable law. In the absence of such a designation, the Company will be the agent of the Plan for the service of legal process.
     9.12 Correction of Participants’ Accounts. If an error or omission is discovered in the Account of a Participant, or in the amount distributed to a Participant, the Committee will make such equitable adjustments in the records of the Plan as may be necessary or appropriate to correct such error or omission as of the Plan Year in which such error or omission is discovered. Further, a Participating Employer may, in its discretion, make a special contribution to the Plan which will be allocated by the Committee only to the Account of one or more Participants to correct such error or omission.
     9.13 Payment to Minors or Other Persons Under Legal Disability. If any benefit becomes payable to a minor, payment of such benefit will be made only to the guardian of the person or the estate of the minor, provided the guardian acknowledges in writing, in a form acceptable to the Committee, receipt of the payment on behalf of the minor. If any benefit becomes payable to any other person under a legal disability, payment of such benefit will be made only to the conservator or the guardian of the estate of such person appointed by a court of competent jurisdiction. Any payment made in accordance with the provisions of this Section 9.13 on behalf of a minor or other person under a legal disability will fully discharge the Plan’s obligation to such person.
     9.14 Uniform Application of Rules and Policies. The Committee in exercising its discretion granted under any of the provisions of the Plan or the Trust Agreement will do so only in accordance with rules and policies established by it which will be uniformly applicable to all Participants and Beneficiaries.
     9.15 Funding Policy. The Plan is to be funded through Participating Employer contributions and earnings on such contributions; and benefits will be paid to Participants and Beneficiaries as provided in the Plan.
     9.16 The Trust Fund. The Trust Fund will be held by the Trustee for the exclusive benefit of Participants and Beneficiaries. The assets held in the Trust Fund will be invested and reinvested in accordance with the terms of the Trust Agreement, which is hereby incorporated into and made a part of the Plan. All benefits will be paid solely out of the Trust Fund, and no Participating Employer will be otherwise liable for benefits payable under the Plan.

ARTICLE 10
LIMITATIONS ON CONTRIBUTIONS AND
ALLOCATIONS TO PARTICIPANTS’ ACCOUNTS
     10.1 Priority over Other Contribution and Allocation Provisions. The provisions set forth in this Article will supersede any conflicting provisions of Article 3 or Article 5.
     10.2 Definitions Used in this Article. The following words and phrases, when used with initial capital letters, will have the meanings set forth below.
          (a) Annual Addition means the sum of the following amounts with respect to all Qualified Plans and Welfare Benefit Funds maintained by the Controlled Group Members:
     (i) the amount of Controlled Group Member contributions with respect to the Limitation Year allocated to a Participant’s account;
     (ii) the amount of any forfeitures for the Limitation Year allocated to a Participant’s account;
     (iii) the amount of a Participant’s voluntary nondeductible contributions for the Limitation Year, provided, however, that the Annual Addition for any Limitation Year beginning before January 1, 1987, will not be recomputed to treat all of the Participant’s nondeductible voluntary contributions as part of the Annual Addition;
     (iv) the amount allocated after March 31, 1984, to an individual medical benefit account (as defined in Code section 415(l)(2)) which is part of a Defined Benefit Plan (as defined in Section 12.2(a)) or an annuity plan; and
     (v) the amount derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date that are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code section 419A(d)(3)) under a Welfare Benefit Fund.
          A corrective allocation pursuant to Section 9.12 will be considered an Annual Addition for the Limitation Year to which it relates.
          (b) Defined Contribution Dollar Limitation means, for any Limitation Year, $45,000, as adjusted for increases in the cost-of-living under Code section 415(d). If a short Limitation Year is created because of a Plan amendment changing the Limitation Year to a different 12-consecutive month period, the Defined Contribution Dollar Limitation for the short Limitation Year will not exceed the amount determined in the preceding sentence multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year and the denominator of which is 12.

          (c) Defined Contribution Plan means a Qualified Plan described in Code section 414(i).
          (d) Includable Compensation means an Employee’s wages as defined in Code section 3401(a) for purposes of income tax withholding at the source (but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or services performed) that are paid to a Participant by the Participating Employers. In addition, Compensation includes any contributions made by the Participating Employers on behalf of an Employee pursuant to a deferral election under any employee benefit plan containing a cash or deferred arrangement under Code section 401(k), any amounts that would have been received as cash but for an election to receive benefits under a cafeteria plan meeting the requirements of Code section 125 and any elective amounts that are not includible in the gross income of the Employee by reason of Code section 132(f)(4). The annual Includable Compensation of an Employee taken into account for any purpose will not exceed $225,000 for any Plan Year beginning after December 31, 2006, as adjusted for cost-of-living increases in accordance with Code section 401(a)(17).
          (e) Limitation Year means the 12-consecutive-month period used by a Qualified Plan for purposes of computing the limitations on benefits and annual additions under Code section 415. The Limitation Year for this Plan is the Plan Year.
          (f) Maximum Annual Addition means with respect to a Participant for any Limitation Year an amount equal to the lesser of (i) the Defined Contribution Dollar Limitation or (ii) 100% of the Participant’s Includable Compensation.
          (g) Welfare Benefit Fund means an organization described in paragraph (7), (9), (17) or (20) of Code section 501(c), a trust, corporation or other organization not exempt from federal income tax, or to the extent provided in Treasury Regulations, any account held for an employer by any person, which is part of a plan of an employer through which the employer provides benefits to employees or their beneficiaries, other than a benefit to which Code sections 83(h), 404 (determined without regard to section 404(b)(2)) or 404A applies, or to which an election under Code section 463 applies.
     10.3 Allocation Limitation. The Annual Addition of a Participant for any Limitation Year will not exceed the Maximum Annual Addition. If the amount allocated or otherwise allocable to a Participant’s Account would exceed the Maximum Annual Addition, the Committee will take such action as it deems appropriate under the circumstances to reduce the Participating Employer contributions and forfeitures which would cause the Participant’s Annual Addition to exceed the Maximum Annual Addition. The limitations contained in this Article will apply on an aggregate basis to all Defined Contribution Plans (whether or not any of such plans have terminated) established by the Controlled Group Members. For this purpose, Controlled Group Members will be determined in accordance with the 50% control rule of Code section 415(h).

ARTICLE 11
RESTRICTIONS ON DISTRIBUTIONS TO
PARTICIPANTS AND BENEFICIARIES
     11.1 Priority over Other Distribution Provisions. The provisions set forth in this Article will supersede any conflicting provisions of Article 7 or Article 8.
     11.2 General Restrictions.
          (a) Distributions Prior to a Severance From Employment. A Participant’s interest in the Plan will not be distributed before the Participant’s severance from employment with all Controlled Group Members, disability or death, unless the Plan is terminated.
          (b) Lump Sum Distribution Required. An event described in Section 11.2(a) that would otherwise permit distribution of a Participant’s interest in the Plan will not be treated as described in Section 11.2(a) unless the Participant receives a lump sum distribution by reason of the event. A lump sum distribution for this purpose will be a distribution described in Code section 402(e)(4)(D) (without regard to clauses (I), (II), (III), and (IV) of clause (i) thereof).
     11.3 Restrictions on Commencement of Distributions. The provisions of this Section 11.3 will apply to restrict the Committee’s ability to delay the commencement of distributions. Unless a Participant elects otherwise in writing, distribution of the Participant’s vested interest in his Account will be made no later than the 60th day after the close of the Plan Year in which occurs the latest of (i) the date on which the Participant attains age 65, (ii) the tenth anniversary of the Plan Year in which the Participant began participation in the Plan, or (iii) the Participant’s termination of employment.
     11.4 Restrictions on Delay of Distributions. The following provisions will apply to limit a Participant’s ability to delay the distribution of benefits. Unless the Participant’s interest is distributed in the form of a single sum on or before the required beginning date, distributions will be made in accordance with this Section 11.4 as of the first distribution calendar year.
          (a) General Rule. Distribution of a Participant’s entire vested and nonforfeitable interest will be made or commence not later than April 1 following the calendar year (i) in which he attains age 70 1/2, or (ii) in which his employment with the Controlled Group terminates, if later, except that a distribution to a Participant who is a 5-percent owner (as such term is defined in Code section 416(i)(1)(B)(i)) with respect to the Plan Year in which he attains age 70 1/2 will be made pursuant to clause (i).
          (b) Amount of Required Minimum Distributions. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:
     (i) the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in

Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or
     (ii) if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.
          (c) Timing of Distributions. Required minimum distributions will be determined under this Section 11.4 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death. The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.
          (d) Definitions. The following words and phrases, when used in this Article 11, will have the meanings set forth below.
     (i) designated beneficiary means the individual who is designated as the Beneficiary under Article 8 and is the designated beneficiary under Code section 401(a)(9) and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.
     (ii) distribution calendar year means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 11.6.
     (iii) life expectancy means life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.
     (iv) Participant’s Account balance means the Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

     (v) required beginning date means the date specified in Section 11.4(a).
     11.5 Limitation to Assure Benefits Payable to Beneficiaries are Incidental. In the event that any payments under the Plan are to be made to someone other than the Participant or jointly to the Participant and his spouse or other payee, such payments must conform to the “incidental benefit” rules of Code section 401(a)(9)(G) and the Treasury Regulations thereunder.
     11.6 Restrictions in the Event of Death. Upon the death of a Participant, the following distribution provisions will apply to limit the Beneficiary’s ability to delay distributions.
          (a) Death after Distributions Begin.
     (i) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:
          (A) The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
          (B) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.
          (C) If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.
     (ii) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

          (b) Death before Date Distributions Begin.
     (i) Commencement Date. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:
          (A) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.
          (B) If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.
          (C) If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
          (D) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 11.6(b)(i) (other than Section 11.6(b)(i)(A)), will apply as if the surviving spouse were the Participant.
     (ii) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Section 11.6(a)(i).
     (iii) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
     (iv) Death of Surviving Spouse. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 11.6(b)(i)(A), this Section 11.6(b) will apply as if the surviving spouse were the Participant.

     (v) Elections. Participants or beneficiaries may elect on an individual basis whether the five-year rule or the life expectancy rule described above applies to distributions after the death of a Participant who has a designated beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 11.6(b)(i), or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death. If neither the Participant nor the beneficiary makes an election under this Section 11.6(b)(v) distributions will be made in accordance with the foregoing provisions of this Section 11.6(b).
     11.7 Compliance with Regulations. Distributions under the Plan to Participants or Beneficiaries will be made in accordance with Treasury Regulations issued under Code section 401(a)(9).
     11.8 Delayed Payments. If the amount of a distribution required to begin on a date determined under the applicable provisions of the Plan cannot be ascertained by such date, or if it is not possible to make such payment on such date because the Committee has been unable to locate a Participant or Beneficiary after making reasonable efforts to do so, a payment retroactive to such date may be made no later than 60 days after the earliest date on which the amount of such payment can be ascertained or the date on which the Participant or Beneficiary is located (whichever is applicable).

ARTICLE 12
TOP-HEAVY PROVISIONS
     12.1 Priority over Other Plan Provisions. If the Plan is or becomes a Top-Heavy Plan in any Plan Year, the provisions of this Article will supersede any conflicting provisions of the Plan. However, the provisions of this Article will not operate to increase the rights or benefits of Participants under the Plan except to the extent required by Code section 416 and other provisions of law applicable to Top-Heavy Plans.
     12.2 Definitions Used in this Article. The following words and phrases, when used with initial capital letters, will have the meanings set forth below.
          (a) Defined Benefit Plan means a Qualified Plan other than a Defined Contribution Plan.
          (b) Defined Contribution Dollar Limitation means the limitation described in Section 10.2(b).
          (c) Defined Contribution Plan means the Qualified Plan described in Section 10.2(c).
          (d) Determination Date means for the first Plan Year of the Plan the last day of the Plan Year and for any subsequent Plan Year the last day of the preceding Plan Year.
          (e) Determination Period means the Plan Year containing the Determination Date and the four preceding Plan Years.
          (f) Includable Compensation means the compensation described in Section 10.2(d).
          (g) Key Employee means any Employee or former Employee (and the Beneficiary of a deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of a Controlled Group Member having Includable Compensation greater than $145,000 (as adjusted under Code section 416(i)(1) for Plan Years beginning after December 31, 2007), a 5-percent owner of a Controlled Group Member, or a 1-percent owner of a Controlled Group Member having Includable Compensation of more than $150,000. The determination of who is a Key Employee will be made in accordance with Code section 416(i). For purposes of this Section 12.2(g), Includable Compensation will include the amount of any salary reduction contributions pursuant to a cash or deferred arrangement meeting the requirements of Code section 401(k) or a cafeteria plan meeting the requirements of Code section 125.
          (h) Minimum Allocation means the allocation described in the first sentence of Section 12.3(a).

          (i) Permissive Aggregation Group means the Required Aggregation Group of Qualified Plans plus any other Qualified Plan or Qualified Plans of a Controlled Group Member which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code sections 401(a)(4) and 410 (including simplified employee pension plans).
          (j) Present Value means present value based only on the interest and mortality rates specified in a Defined Benefit Plan.
          (k) Required Aggregation Group means the group of plans consisting of (i) each Qualified Plan (including simplified employee pension plans) of a Controlled Group Member in which at least one Key Employee participates, and (ii) any other Qualified Plan (including simplified employee pension plans) of a Controlled Group Member which enables a Qualified Plan to meet the requirements of Code sections 401(a)(4) or 410.
          (l) Top-Heavy Plan means the Plan for any Plan Year in which any of the following conditions exists: (i) if the Top-Heavy Ratio for the Plan exceeds 60% and the Plan is not a part of any Required Aggregation Group or Permissive Aggregation Group of Qualified Plans; (ii) if the Plan is a part of a Required Aggregation Group but not part of a Permissive Aggregation Group of Qualified Plans and the Top-Heavy Ratio for the Required Aggregation Group exceeds 60%; or (iii) if the Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of Qualified Plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.
          (m) Top-Heavy Ratio means a fraction, the numerator of which is the sum of the Present Value of accrued benefits and the account balances (as required by Code section 416)) of all Key Employees with respect to such Qualified Plans as of the Determination Date (including any part of any accrued benefit or account balance distributed during the five-year period ending on the Determination Date), and the denominator of which is the sum of the Present Value of the accrued benefits and the account balances (including any part of any accrued benefit or account balance distributed in the five-year period ending on the Determination Date) of all Employees with respect to such Qualified Plans as of the Determination Date. For purposes of determining if the Plan is a Top-Heavy Plan for any Plan Year, “one-year period” will be substituted for “five-year period” in the preceding sentence, except with respect to distributions made for a reason other than separation from service, death or disability. The preceding provisions will also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code section 416(g)(2)(A)(i). The value of account balances and the Present Value of accrued benefits will be determined as of the most recent Top-Heavy Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code section 416 for the first and second Plan Years of a Defined Benefit Plan. The account balances and accrued benefits of a participant who is not a Key Employee but who was a Key Employee in a prior year will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, transfers and contributions unpaid as of the Determination Date are taken into account will be made in accordance with Code section 416. Employee contributions described in Code section 219(e)(2) will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year. The accrued benefit of any Employee other than a Key Employee will be determined under the method, if any, that uniformly applies for accrual purposes under all Qualified Plans maintained by all Controlled Group Members and included in a Required Aggregation Group or a Permissive Aggregation Group or, if there is no such method, as if the benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code section 411(b)(1)(C). Notwithstanding the foregoing, the account balances and accrued benefits of any individual who has not performed services for a Controlled Group Member during the one-year period ending on the Determination Date will not be taken into account.
          (n) Top-Heavy Valuation Date means the last day of each Plan Year.
     12.3 Minimum Allocation.
          (a) Calculation of Minimum Allocation. For any Plan Year in which the Plan is a Top-Heavy Plan, each Participant who is not a Key Employee will receive an allocation of Participating Employer contributions and forfeitures of not less than the lesser of 3% of his Includable Compensation for such Plan Year or the percentage of Includable Compensation that equals the largest percentage of Participating Employer contributions and forfeitures allocated to a Key Employee. The Minimum Allocation is determined without regard to any Social Security contribution. The Minimum Allocation applies even though under other Plan provisions the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the Plan Year because (i) the non-Key Employee fails to make mandatory contributions to the Plan, (ii) the non-Key Employee’s Includable Compensation is less than a stated amount, or (iii) the non-Key Employee fails to complete 1,000 hours of service in the Plan Year.
          (b) Limitation on Minimum Allocation. No Minimum Allocation will be provided pursuant to Section 12.3(a) to a Participant who is not employed by a Controlled Group Member on the last day of the Plan Year.
          (c) Minimum Allocation When Participant is Covered by Another Qualified Plan. If a Controlled Group Member maintains one or more other Defined Contribution Plans covering Employees who are Participants in this Plan, the Minimum Allocation will be provided under this Plan, unless such other Defined Contribution Plans make explicit reference to this Plan and provide that the Minimum Allocation will not be provided under this Plan, in which case the provisions of Section 12.3(a) will not apply to any Participant covered under such other Defined Contribution Plans. If a Controlled Group Member maintains one or more Defined Benefit Plans covering Employees who are Participants in this Plan, and such Defined Benefit Plans provide that Employees who are participants therein will accrue the minimum benefit applicable to top-heavy Defined Benefit Plans notwithstanding their participation in this Plan, then the provisions of Section 12.3(a) will not apply to any Participant covered under such Defined Benefit Plans. If a Controlled Group Member maintains one or more Defined Benefit Plans covering Employees who are Participants in this Plan, and the provisions of the preceding sentence do not apply, then each Participant who is not a Key Employee and who is covered by such Defined Benefit Plans will receive a Minimum Allocation determined by applying the provisions of Section 12.3 with the substitution of “5%” in each place that “3%” occurs therein.
          (d) Nonforfeitability. The Participant’s Minimum Allocation may not be forfeited under Code section 411(a)(3)(B) (relating to suspension of benefits on reemployment) or 411(a)(3)(D) (relating to withdrawal of mandatory contributions).
     12.4 Top-Heavy Vesting. For any Plan Year in which the Plan is a Top-Heavy Plan, all Participants will be 100% vested in their Account balances.

ARTICLE 13
AMENDMENT OF THE PLAN
     13.1 Right to Amend the Plan.
          (a) In General. The Company reserves to the Compensation Committee of the Board of Directors the right to amend the Plan at any time and from time to time to the extent it may deem advisable or appropriate, provided that (i) no amendment will increase the duties or liabilities of the Trustee without its written consent; (ii) no amendment will cause a reversion of Plan assets to the Participating Employers not otherwise permitted under the Plan; (iii) no amendment will amend the vesting provisions of Section 5.1 or will have the effect of reducing the percentage of the vested and nonforfeitable interest of any Participant in his Account; and (iv) no amendment will be effective to the extent that it has the effect of decreasing a Participant’s Account balance or eliminating an optional form of distribution as it applies to an existing Account balance.
          (b) Authority of the Board. The Company also reserves to the Board of Directors the right to amend the Plan at any time and from time to time to the extent it may deem advisable or appropriate, subject to the limitations on amendments set forth in Section 13.1(a).
     13.2 Amendment Procedure. Any amendment to the Plan will be made only pursuant to action of the Board or of the Compensation Committee of the Board. A certified copy of the resolutions adopting any amendment and a copy of the executed amendment will be delivered to the Trustee, the Committee and the Company. Upon such action by the Board or the Compensation Committee of the Board, the Plan will be deemed amended as of the date specified as the effective date by such action or in the instrument of amendment. The effective date of any amendment may be before, on or after the date of such action, except as otherwise set forth in Section 13.1.
     13.3 Effect on Participating Employers. Unless an amendment expressly provides otherwise, all Participating Employers will be bound by any amendment to the Plan.

ARTICLE 14
TERMINATION, PARTIAL TERMINATION AND
COMPLETE DISCONTINUANCE OF CONTRIBUTIONS
     14.1 Continuance of Plan. The Participating Employers expect to continue the Plan indefinitely, but they do not assume an individual or collective contractual obligation to do so, and the right is reserved to the Company, by action of the Board, to terminate the Plan or to completely discontinue contributions thereto at any time. In addition, subject to remaining provisions of this Article, any Participating Employer at any time may discontinue its participation in the Plan with respect to its Employees.
     14.2 Complete Vesting. If the Plan is terminated, or if there is a complete discontinuance of contributions to the Plan by the Participating Employers, the amounts allocated or to be allocated to the Accounts of all affected Participants will be 100% vested and nonforfeitable. For purposes of this Section, a Participant who has terminated employment and is not again an Employee at the time the Plan is terminated or there is a complete discontinuance of Participating Employer contributions will not be an affected Participant entitled to full vesting if the Participant had no vested interest in his Account balance attributable to Participating Employer contributions at his termination of employment. In the event of a partial termination of the Plan, the amounts allocable to the Accounts of those Participants who cease to participate on account of the facts and circumstances which result in the partial termination will be 100% vested and nonforfeitable.
     14.3 Disposition of the Trust Fund. If the Plan is terminated, or if there is a complete discontinuance of contributions to the Plan, the Committee will instruct the Trustee either (i) to continue to administer the Plan and pay benefits in accordance with the Plan until the Trust Fund has been depleted, or (ii) to distribute the assets remaining in the Trust Fund. If the Trust Fund is to be distributed, the Committee will make, after deducting estimated expenses for termination of the Trust Fund and distribution of its assets, the allocations required under the Plan as though the date of completion of the Trust Fund termination were a Valuation Date. The Trustee will distribute to each Participant the amount credited to his Account as of the date of completion of the Trust Fund termination.
     14.4 Withdrawal by a Participating Employer. A Participating Employer may withdraw from participation in the Plan or completely discontinue contributions to the Plan only with the approval of the Board. If any Participating Employer withdraws from the Plan or completely discontinues contributions to the Plan, a copy of the resolutions of the board of directors of the Participating Employer adopting such action, certified by the secretary of such board of directors and reflecting approval by the Board, will be delivered to the Committee as soon as it is administratively feasible to do so, and the Committee will communicate such action to the Trustee and to the Employees of the Participating Employer.

ARTICLE 15
MISCELLANEOUS
     15.1 Reversion Prohibited.
          (a) General Rule. Except as otherwise provided in this Section 15.1, it will be impossible for any part of the Trust Fund either (i) to be used for or diverted to purposes other than those which are for the exclusive benefit of Participants and their Beneficiaries (except for the payment of taxes and administrative expenses), or (ii) to revert to a Controlled Group Member.
          (b) Disallowed Contributions. Each contribution of the Participating Employers under the Plan is expressly conditioned upon the deductibility of the contribution under Code section 404. If all or part of a Participating Employer’s contribution is disallowed as a deduction under Code section 404, such disallowed amount (excluding any Trust Fund earnings but reduced by any Trust Fund losses attributable thereto) may be returned by the Trustee to the Participating Employer with respect to which the deduction was disallowed (upon the direction of the Committee) within one year after the disallowance.
          (c) Mistaken Contributions. If a contribution is made by a Participating Employer by reason of a mistake of fact, then so much of the contribution as was made as a result of the mistake (excluding any Trust Fund earnings but reduced by any Trust Fund losses attributable thereto) may be returned by the Trustee to the Participating Employer (upon direction of the Committee) within one year after the mistaken contribution was made.
          (d) Failure to Qualify. In the event the Internal Revenue Service determines that the Plan and the Trust Agreement, as amended by amendments acceptable to the Company, initially fail to constitute a qualified plan and establish a tax-exempt trust under the Code, then notwithstanding any other provisions of the Plan or the Trust Agreement, the contributions made by the Participating Employers prior to the date of such determination will be returned to the Participating Employers within one year after such determination and the Plan and Trust Agreement will terminate, but only if the application for determination was made within the time prescribed by law for filing the Company’s income tax return for the taxable year in which the Plan and the Trust Agreement were adopted, or such later date as the Secretary of the Treasury may prescribe.
     15.2 Bonding, Insurance and Indemnity.
          (a) Bonding. To the extent required under ERISA, the Participating Employers will obtain, pay for and keep current a bond or bonds with respect to each Committee member and each Employee who receives, handles, disburses, or otherwise exercises custody or control of, any of the assets of the Plan.
          (b) Insurance. The Participating Employers, in their discretion, may obtain, pay for and keep current a policy or policies of insurance, insuring the Committee members, the members of the board of directors of each Participating Employer and other Employees to whom any fiduciary responsibility with respect to the administration of the Plan has been delegated against any and all costs, expenses and liabilities (including attorneys’ fees) incurred by such persons as a result of any act, or omission to act, in connection with the performance of their duties, responsibilities and obligations under the Plan and any applicable law.
          (c) Indemnity. If the Participating Employers do not obtain, pay for and keep current the type of insurance policy or policies referred to in Section 15.2(b), or if such insurance is provided but any of the parties referred to in Section 15.2(b) incur any costs or expenses which are not covered under such policies, then the Participating Employers will indemnify and hold harmless, to the extent permitted by law, such parties against any and all costs, expenses and liabilities (including attorneys’ fees) incurred by such parties in performing their duties and responsibilities under this Plan, provided that such party or parties were acting in good faith within what was reasonably believed to have been the best interests of the Plan and its Participants.
     15.3 Merger, Consolidation or Transfer of Assets. There will be no merger or consolidation of all or any part of the Plan with, or transfer of the assets or liabilities of all or any part of the Plan to, any other Qualified Plan unless each Participant who remains a Participant hereunder and each Participant who becomes a participant in the other Qualified Plan would receive a benefit immediately after the merger, consolidation or transfer (determined as if the other Qualified Plan and the Plan were then terminated) which is equal to or greater than the benefit they would have been entitled to receive under the Plan immediately before the merger, consolidation or transfer if the Plan had then terminated.
     15.4 Spendthrift Clause. The rights of any Participant or Beneficiary to and in any benefits under the Plan will not be subject to assignment or alienation, and no Participant or Beneficiary will have the power to assign, transfer or dispose of such rights, nor will any such rights to benefits be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process. This Section will not apply to a “qualified domestic relations order.” A “qualified domestic relations order” means a judgment, decree or order made pursuant to a state domestic relations law which satisfies the requirements of Code section 414(p). Payment to an alternate payee pursuant to a qualified domestic relations order will be made in an immediate lump sum payment, if the order so provides.
     15.5 Rights of Participants. Participation in the Plan will not give any Participant the right to be retained in the employ of a Controlled Group Member or any right or interest in the Plan or the Trust Fund except as expressly provided herein.
     15.6 Electronic Media. Notwithstanding any provision of the Plan to the contrary, including any provision which requires the use of a written instrument, to the extent permitted by applicable law, the Committee may establish procedures for the use of electronic media in communications and transactions between the Plan or the Committee and Participants and Beneficiaries. Electronic media may include, but are not limited to, electronic mail, the Internet, intranet systems and automated telephonic response systems.
     15.7 Gender, Tense and Headings. Whenever any words are used herein in the masculine gender, they will be construed as though they were also used in the feminine gender in all cases where they would so apply. Whenever any words used herein are in the singular form, they will be construed as though they were also used in the plural form in all cases where they would so apply. Headings of Articles, Sections and subsections as used herein are inserted solely for convenience and reference and constitute no part of the Plan.
     15.8 Governing Law. The Plan will be construed and governed in all respects in accordance with applicable federal law and, to the extent not preempted by such federal law, in accordance with the laws of the State of Texas, including without limitation, the Texas statute of limitations, but without giving effect to the principles of conflicts of laws of such State.
     Executed at Dallas, Texas, this 7th day of December, 2007.

BELO CORP.
By	/s/ Marian Spitzberg
Marian Spitzberg
Senior Vice President/Human Resources